Exhibit 10.22

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 dated as of June 30, 2001 between BERRY PLASTICS CORPORATION, a Delaware corporation (the "Corporation"), and RANDALL J. HOBSON (the "Executive").

Reference is made to the Employment Agreement dated as of October 4, 1996 (the "Employment Agreement"), between the Corporation and the Executive. The Corporation and the Executive desire to extend the term of the Employment Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

Accordingly, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Term. Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

"Subject to earlier termination as provided herein, the employment of the Executive hereunder shall commence on October 4, 1996 (the “Effective Date”), and terminate on June 30, 2006 (the “Expiration Date”). Such period of employment is hereinafter referred to as the “Employment Period.”

2.  Termination of Employment. Section 8(b) of the Employment Agreement is hereby amended by adding a new paragraph (iii) which reads in its entirety as follows:

“(iii) the applicable bonus provided for in Section 5(b) computed on a pro-rata basis to the Termination Date, payable at the same time and in the same manner only as, if and when bonuses are paid to other employees of the Corporation of comparable seniority.”

3.  Effect of Amendment. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect and unchanged.

4.  Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first written above.

BERRY PLASTICS CORPORATION

By:      /s/ Ira G. Boots
Ira G. Boots
President and Chief Executive Officer

          /s/ Randall J. Hobson
Randall J. Hobson